                          The Depository Trust Company
           A subsidiary of The Depository Trust & Clearing Corporation

                    BLANKET ISSUER LETTER OF REPRESENTATIONS
           [To be Completed by Issuer and Co-Issuer(s), if applicable]

                   Tortoise North American Energy Corporation
                   ------------------------------------------
                [Name of Issuer and Co-issuer(s), if applicable]
                                                               February 10, 2006
                                                               -----------------
                                                                     [Date]
[For Municipal Issues:
     Underwriting Department--Eligibility; 25th Floor]
[For Corporate Issues:
     General Counsel's Office; 22nd Floor]
The Depository Trust Company
55 Water Street
New York, NY 10041-0099

Ladies and Gentlemen:

     This letter sets forth our  understanding  with  respect to all issues (the
"Securities")  that Issuer  shall  request be made  eligible  for deposit by The
Depository Trust Company ("DTC").

     To induce DTC to accept the  Securities as eligible for deposit at DTC, and to act in  accordance  with DTC's Rules with respect to the  Securities,  Issuer represents to DTC that Issuer will comply with the requirements  stated in DTC's
Operational Arrangements, as they may be amended from time to time.

Note:  Schedule A contains statements Very  truly  yours,
that DTC believes accurately describe
DTC, the method of effecting book-    Tortoise North American Energy Corporation
entry transfers of securities         ------------------------------------------
distributed through DTC, and                          (Issuer)
certain related matters.
                                      By:        /s/ Terry Matlack
                                          --------------------------------------
                                             (Authorized Officer's Signature)

Received and Accepted:

THE DEPOSITORY TRUST COMPANY          By:        /s/ Terry C. Matlack
                                          --------------------------------------
                                                     (Print Name)

By:
   -----------------------------           c/o Tortoise Capital Advisors, L.L.C.
                                                  10801 Mastin Boulevard
                                          --------------------------------------
                                                    (Street Address)

                                          Overland Park   Kansas   USA     66210
                                          --------------------------------------
                                          (City)    (State) (Country) (Zip Code)

                                                      (913) 981-1020
                                          --------------------------------------
                                                      (Phone Number)

                                              tmatlack@tortoiseadvisors.com
                                          --------------------------------------
                                                     (E-mail Address)

                                                                          [3/05]

    Additional Signature Page to DTC Blanket Issuer Letter of Representation
                             for use with Co-Issuers
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                       [Name of Issuer and Co-issuer(s)]

In signing this Blanket Issuer letter of Representations
Dated as of ____________________,  ______ Co-Issuer
Agrees to and shall be bound by all "Issuer" representations.

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                                (Co-Issuer)

By:
   --------------------------------------------------------------------------
                      (Authorized Officer's Signature)

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                                (Print Name)

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                              (Street Address)

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      (City)                 (State)           (Country)         (Zip Code)

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                               (Phone Number)

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                              (E-mail Address)

                                                                      SCHEDULE A
                                   (To Blanket Issuer Letter of Representations)

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (Prepared by DTC--bracketed material may be applicable only to certain issues)

     1.  The  Depository  Trust  Company  ("DTC"),  New  York,  NY,  will act as securities depository for the securities (the "Securities"). The Securities will be issued as  fully-registered  securities  registered in the name of Cede & Co.
(DTC's  partnership  nominee)  or  such  other  name as may be  requested  by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities,  [each] in the aggregate principal amount  of such  issue,  and will be  deposited  with  DTC.  [If,  however,  the aggregate principal amount of [any] issue exceeds $500 million,  one certificate will be issued with  respect to each $500 million of  principal  amount,  and an additional  certificate  will be issued with respect to any remaining  principal amount of such issue.]

     2. DTC, the world's largest  securities  depository,  is a  limited-purpose trust company organized under the New York Banking Law, a "banking organization"
within the meaning of the New York Banking Law, a member of the Federal  Reserve
System,  a "clearing  corporation"  within the  meaning of the New York  Uniform
Commercial Code, and a "clearing agency"  registered  pursuant to the provisions of Section 17A of the  Securities  Exchange Act of 1934.  DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S.  equity issues, corporate and municipal debt issues,  and money market instruments from over 100 countries that DTC's participants ("Direct  Participants") deposit with DTC. DTC also facilitates the post-trade  settlement  among Direct  Participants of sales and other securities  transactions in deposited  securities,  through electronic computerized  book-entry  transfers  and pledges  between  Direct  Participants'
accounts.   This  eliminates  the  need  for  physical  movement  of  securities certificates.  Direct  Participants  include both U.S.  and non-U.S.  securities brokers and dealers, banks, trust companies, clearing corporations,  and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust &
Clearing  Corporation  ("DTCC").  DTCC,  in turn, is owned by a number of Direct
Participants of DTC and Members of the National Securities Clearing Corporation,
Fixed Income Clearing  Corporation  and Emerging  Markets  Clearing  Corporation
(NSCC,  FICC, and EMCC,  also  subsidiaries of DTCC), as well as by the New York
Stock  Exchange,  Inc.,  the  American  Stock  Exchange  LLC,  and the  National
Association  of  Securities  Dealers,  Inc.  Access  to the DTC  system  is also available  to others  such as both U.S.  and  non-U.S.  securities  brokers  and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant,  either directly or indirectly ("Indirect Participants").  DTC has Standard & Poor's highest rating:
AAA.  The  DTC  Rules  applicable  to its  Participants  are on  file  with  the
Securities and Exchange  Commission.  More information about DTC can be found at
www.dtcc.com and www.dtc.org.

     3. Purchases of Securities  under the DTC system must be made by or through
Direct  Participants,  which will receive a credit for the  Securities  on DTC's records.  The  ownership  interest of each  actual  purchaser  of each  Security
("Beneficial  Owner")is  in turn  to be  recorded  on the  Direct  and  Indirect
Participants'  records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction,  as well as periodic statements of their holdings,  from the Direct or Indirect  Participant  through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the Securities are to be  accomplished by entries made on the books of Direct  and  Indirect  Participants  acting on behalf of  Beneficial  Owners.
Beneficial  Owners will not receive  certificates  representing  their ownership interests in Securities,  except in the event that use of the book-entry  system for the Securities is discontinued.

      4. To facilitate subsequent transfers,  all Securities deposited by Direct
Participants with DTC are registered in the name of DTC's  partnership  nominee,
Cede  &  Co.,  or  such  other  name  as  may  be  requested  by  an  authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC  nominee do not effect any change in beneficial  ownership.  DTC has no knowledge of the actual  Beneficial Owners of
the  Securities;   DTC's  records  reflect  only  the  identity  of  the  Direct
Participants  to whose accounts such  Securities are credited,  which may or may not be the Beneficial Owners.  The Direct and Indirect  Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5.  Conveyance  of  notices  and  other  communications  by DTC  to  Direct
Participants,  by Direct  Participants to Indirect  Participants,  and by Direct
Participants and Indirect  Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory  requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities,  such as redemptions,  tenders, defaults, and proposed  amendments  to the  Security  documents.  For example,  Beneficial
Owners  of  Securities  may wish to  ascertain  that  the  nominee  holding  the
Securities  for their  benefit  has  agreed to obtain  and  transmit  notices to
Beneficial  Owners.  In the alternative,  Beneficial  Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

     [6.  Redemption  notices  shall  be sent to DTC.  If less  than  all of the
Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the  interest of each Direct  Participant  in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor any other DTC  nominee)  will consent or vote with respect to Securities  unless  authorized by a Direct  Participant  in accordance  with  DTC's  Procedures.  Under its usual  procedures,  DTC mails an
Omnibus Proxy to Issuer as soon as possible  after the record date.  The Omnibus
Proxy  assigns  Cede &  Co.'s  consenting  or  voting  rights  to  those  Direct
Participants  to whose  accounts  Securities  are  credited  on the record  date
(identified in a listing attached to the Omnibus Proxy).

     8.  Redemption  proceeds,  distributions,  and  dividend  payments  on  the
Securities will be made to Cede & Co., or such other nominee as may be requested by an  authorized  representative  of DTC.  DTC's  practice is to credit  Direct
Participants'  accounts  upon DTC's  receipt of funds and  corresponding  detail information  from  Issuer or Agent,  on payable  date in  accordance  with their respective  holdings  shown  on  DTC's  records.  Payments  by  Participants  to
Beneficial  Owners  will be  governed by  standing  instructions  and  customary practices,  as is the case with securities held for the accounts of customers in bearer form or registered in "street  name," and will be the  responsibility  of such  Participant and not of DTC, Agent, or Issuer,  subject to any statutory or regulatory  requirements  as may be in  effect  from  time to time.  Payment  of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility  of Issuer  or Agent,  disbursement  of such  payments  to Direct
Participants  will  be the  responsibility  of  DTC,  and  disbursement  of such payments  to the  Beneficial  Owners  will be the  responsibility  of Direct and
Indirect Participants.

     [9. A  Beneficial  Owner shall give notice to elect to have its  Securities purchased or tendered, through its Participant,  to [Tender/Remarketing]  Agent, and shall effect delivery of such  Securities by causing the Direct  Participant to transfer the Participant's  interest in the Securities,  on DTC's records, to
[Tender/Remarketing]  Agent. The requirement for physical delivery of Securities in  connection  with an optional  tender or a mandatory  purchase will be deemed satisfied when the ownership  rights in the Securities are transferred by Direct
Participants  on DTC's  records and followed by a book-entry  credit of tendered
Securities to [Tender/Remarketing] Agent's DTC account.]
     10. DTC may  discontinue  providing its services as depository with respect to the  Securities at any time by giving  reasonable  notice to Issuer or Agent.
Under  such  circumstances,  in the event  that a  successor  depository  is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue  use of the system of  book-entry-only transfers  through DTC (or a successor  securities  depository).  In that event,
Security certificates will be printed and delivered to DTC.

     12. The  information in this section  concerning  DTC and DTC's  book-entry system has been obtained from sources that Issuer  believes to be reliable,  but
Issuer takes no responsibility for the accuracy thereof.